UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant'’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2006, Digital Angel Corporation’s (“Digital Angel”) wholly-owned subsidiary Daploma International A/S (“Daploma”) amended its credit facility with Danske Bank A/S. Digital Angel is a majority-owned subsidiary of Applied Digital Solutions, Inc. The amendment to the credit facility increased the borrowing availability from DKK 11,000,000 ($1,892,000 USD at June 1, 2006) to DKK 17,000,000 ($2,924,000 at June 1, 2006). In connection with the amendment, Digital Angel executed a Letter of Support which confirms that Digital Angel shall maintain its holding of 100% of the share capital of Daploma, and that Digital Angel shall neither sell, nor pledge, nor in any other way dispose of any part of Daploma or otherwise reduce its influence on Daploma without the prior consent of Danske Bank A/S, among other requirements. The Amended Credit Facility and Letter of Support are included as Exhibits 10.1 and 10.2 to this Current Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired - Not applicable

(b) Pro forma financial information - Not applicable

(c) Exhibits

10.1  Amended Credit Facility between Danske Bank and Daploma International A/S dated
June 1, 2006.

10.2  Letter of Support

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.
(Registrant)

Date: June 2, 2006	By: Evan C. McKeown
/s/ Evan C. McKeown
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended Credit Facility between Danske Bank and Daploma International A/S dated June 1, 2006

10.2	Letter of Support